                                                                   Exhibit 10.11

                               OPTION AGREEMENT


                                    BETWEEN


                     BOSTON PROPERTIES LIMITED PARTNERSHIP


                                      AND


                    SQUARE 36 PROPERTIES LIMITED PARTNERSHIP

                           Dated as of April __, 1997

                               TABLE OF CONTENTS

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                                                                               ----
ARTICLE I:  THE OPTION..........................................................  1
    1.1       Grant of Option...................................................  1
    1.2       Term and Exercise of Option.......................................  1
    1.3       Purchase Price and Payment........................................  2

ARTICLE II:  CONTRACT TO PURCHASE AND CLOSING PROCEDURES........................  2
    2.1       Purchase and Sale.................................................  2
    2.2       Closing; Condition to Obligations.................................  2
    2.3       Documents to be Delivered at Closing..............................  3
    2.4       Cessation of Public Offering......................................  5
    2.5       Further Assurances................................................  5

ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTORS.............  5
    3.1       Title to Interest.................................................  5
    3.2       Authority.........................................................  6
    3.3       Litigation........................................................  6
    3.4       No Other Agreements to Sell.......................................  6
    3.5       No Brokers........................................................  6
    3.6       Investment Representations and Warranties.........................  7
    3.7       Covenant to Remedy Breaches.......................................  8

ARTICLE IV: REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE...............  8
    4.1       Authority.........................................................  8
    4.2       No Brokers........................................................  9

ARTICLE V:  POWER OF ATTORNEY...................................................  9
    5.1       Grant of Power of Attorney........................................  9
    5.2       Limitation on Liability........................................... 10
    5.3       Ratification; Third Party Reliance................................ 11

ARTICLE VI:  MISCELLANEOUS...................................................... 11
    6.1       Amendment......................................................... 11
    6.2       Entire Agreement; Counterparts; Applicable Law.................... 11
    6.3       Assignability..................................................... 11
    6.4       Titles............................................................ 12
    6.5       Third Party Beneficiary........................................... 12
    6.6       Severability...................................................... 12

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                                                                               Page
                                                                               ----
    6.7       Equitable Remedies................................................ 12
    6.8       Disputes.......................................................... 12
    6.9       Notices; Exercise of Grantor's Purchase Option.................... 13
    6.10      Waiver of Rights; Consents with Respect to Partnership Interest... 14
    6.11      Computation of Time............................................... 15
    6.12      Survival.......................................................... 15
    6.13      Time of the Essence............................................... 15

                                OPTION AGREEMENT

     This Option Agreement (including all exhibits, hereinafter referred to as this "OPTION AGREEMENT") relates to a proposed acquisition by Boston Properties Limited Partnership of a 99% general partnership interest in Square 36 Office Joint Venture, a District of Columbia limited partnership (such interest, the "INTEREST," and such partnership, the "PROPERTY PARTNERSHIP"), which owns the building located at 2300 N Street, N.W., Washington, D.C. (such property, the "ASSET"). This Option Agreement is executed as of this day of April, 1997 by Boston Properties Limited Partnership, a Delaware limited partnership ("OPTIONEE"), and Square 36 Properties Limited Partnership, a Massachusetts limited partnership ("GRANTOR");

     WHEREAS, Optionee desires to acquire from Grantor, and Grantor desires to grant to Optionee, an option to purchase, on the terms and conditions set forth herein, the Interest;

     WHEREAS, the parties acknowledge that Optionee is considering the purchase of the Interest in connection with a proposed initial public offering
(the "IPO") of shares of common stock ("COMMON STOCK") of Boston Properties Inc., a Delaware corporation (the "COMPANY"); and

     WHEREAS, the current general partner of the Optionee (Boston Properties, Inc., a Massachusetts corporation) intends to merge with and into the Company contemporaneously with the IPO, after which the Company will be general partner of the Optionee.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and Grantor agree as follows:
                            ARTICLE I:  THE OPTION

     1.1 Grant of Option. Grantor hereby grants to Optionee an option to purchase the Interest and all right, title and interest of Grantor therein (the "PURCHASE OPTION") on the terms and conditions hereinafter set forth. Optionee shall be under no obligation to exercise the Purchase Option and acquire the Interest, whether or not the IPO occurs and regardless of what other properties or interests therein Optionee may choose to acquire in connection with the IPO, it being in Optionee's sole discretion at all times as to whether to exercise the Purchase Option.

     1.2 Term and Exercise of Option. The Purchase Option may be exercised, in whole or in part, at any time from and after the date hereof through 5:00 p.m., Boston, Massachusetts, time on the earlier of (i) December 31, 1997 or
(ii) the Cessation Date (as such term is defined in Section 2.4 hereof) (the earlier of such dates, the "OPTION TERMINATION DATE"). The Purchase Option can be exercised only by the giving of notice by Optionee to Grantor or any of its Attorneys-in-Fact named in Article V hereof (an

"OPTION EXERCISE NOTICE"). If Optionee does not exercise the Purchase Option by the Option Termination Date, the Purchase Option shall automatically terminate and shall be of no further force and effect and Grantor shall have no further obligations hereunder.

     1.3 Purchase Price and Payment. The full purchase price for the Interest (the "PURCHASE PRICE") shall be a number of Units (as hereinafter defined) having an aggregate value equal to $990,000.00. As used herein, the term "UNITS" means Units representing a limited partnership interest in Optionee, and the value of each Unit shall equal the public offering price of a share of Common Stock of the Company in the IPO.

           ARTICLE II:  CONTRACT TO PURCHASE AND CLOSING PROCEDURES.

     2.1 Purchase and Sale. Upon Optionee's exercise of the Purchase Option, Grantor shall, subject to Section 2.2 hereof, sell, transfer, assign, and convey to Optionee, and Optionee shall purchase and accept from Grantor, all right, title and interest of Grantor in the Interest, free and clear of all Encumbrances (as defined in Section 3.1) for the Purchase Price, such sale to be closed in accordance with this Article II.

     2.2 Closing; Condition to Obligations. In connection with or at any time after the exercise by Optionee of the Purchase Option, Optionee will specify a closing date, which date will be no later than December 31, 1997, for the initial closing (the "PRE-CLOSING") of the purchase and sale of the Interest. At or before such Pre-closing, which shall be held at a place and time determined by Optionee in its sole discretion, Optionee and Grantor (or its attorney-in-fact) will execute all closing documents (the "CLOSING DOCUMENTS") required by Optionee in accordance with Section 2.3 and deliver the same to a person designated by Optionee (such person, the "CLOSING AGENT").

     Upon the exercise of the Purchase Option, the transactions contemplated by this Option Agreement and by the Closing Documents executed and deposited in connection with such exercise will be consummated only if the IPO Closing (as hereinafter defined) occurs simultaneously with or within fifteen (15) business days after the date of the Pre-closing. For purposes hereof, the "IPO CLOSING" will be deemed to have occurred if, but only if, the share of the net proceeds to the Company from the IPO that is made available to Optionee is sufficient, as determined by Optionee in its reasonable discretion, to enable Optionee (i) to acquire the Interest and (ii) to apply such share of the net proceeds to acquire such other properties or interests and to repay principal, interest and other amounts due with respect to indebtedness and to meet such other obligations as may be described in the Registration Statement on Form S-11 prepared and filed in connection with the IPO, as the same is in effect on the day of the IPO Closing. If the IPO Closing occurs within such fifteen (15) business day period,

     (i) Optionee shall, contemporaneously with the IPO Closing, cause to be delivered to Grantor a certificate of the General Partner of Optionee certifying that

            Grantor has been or will be, effective upon the Final Closing
            (as hereinafter defined), admitted as a limited partner of Optionee and that Optionee's books and records indicate that Grantor is the holder of the number of Units which are called for pursuant to the Purchase Price,

     (ii) upon receipt of the consideration set forth in clause (i) above, the Closing Agent will release the Closing Documents to Optionee, and

     (iii) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated (such consummation, the "FINAL CLOSING").

Notwithstanding the above, Optionee may, in its sole discretion, elect not to complete the purchase of the Interest if Grantor has identified, in the Assignment delivered pursuant to Section 2.3, a breach of or other exception with respect to Article III hereof or has otherwise breached this Option Agreement, in which case Optionee shall, in lieu of the delivery with respect to Grantor pursuant to clause (i) above, notify the Closing Agent of such election and direct the Closing Agent to return the Closing Documents and Ancillary Agreements (as defined below) to Grantor.

     If the IPO Closing does not occur within fifteen (15) business days after the date of the Pre-closing, then neither party shall have any obligations under the Closing Documents executed in connection with the related exercise of the Purchase Option or under any agreements or instruments executed in connection with the transactions contemplated by such exercise (such other agreements or instruments, collectively, "ANCILLARY AGREEMENTS"), the Closing Documents and the Ancillary Agreements shall be deemed null and void ab initio and the Closing Agent will be directed to destroy the Closing Documents and any Ancillary Agreements it holds and return to Optionee the consideration delivered by Optionee to the Closing Agent in accordance with the previous paragraph. This Option Agreement shall thereafter remain in effect and Optionee may thereafter exercise the Grantor's Purchase Option again at any time before the Option Termination Date.

     2.3 Documents to be Delivered at Closing. At the Pre-closing, Grantor shall, directly or through the Attorney-in-Fact appointed pursuant to Article V hereof, execute, acknowledge where deemed desirable or necessary by Optionee, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

            (a) An Assignment of Interest (the "ASSIGNMENT"), which assignment shall be in a form satisfactory to Optionee, shall contain a warranty of title that Grantor owns the Interest free and clear of all Encumbrances (as defined in Section 3.1) and shall either (i) reaffirm the accuracy of all representations and warranties and the satisfaction of all covenants made by Grantor in Article III hereof or (ii) if such reaffirmation cannot be made, identify those representations, warranties and covenants of Article III hereof (other than

Section 3.7) with respect to which circumstances have changed, represent that Grantor has used all reasonable efforts within its control to prevent and remedy such breach, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants made by Grantor in
Article III hereof.

            (b) If requested by Optionee, a certified copy of all appropriate partnership actions authorizing the execution, delivery and performance by Grantor of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents (including certified copies of the corporate or partnership actions taken by the constituent parties of Grantor, if applicable, in connection with their consents to give Grantor such authority).

            (c) If requested by Optionee, an opinion from counsel for Grantor in form and content reasonably acceptable to Optionee substantially to the effect that:

                   (i) Grantor is a limited partnership duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and, to the knowledge of such counsel, had and has all applicable partnership power and authority to enter into, deliver and perform this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents;

                   (ii) the execution, delivery and performance of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents, and the transactions contemplated hereby and thereby, do not and will not constitute a breach or a violation of Grantor's partnership agreement or other governing instruments; and

                   (iii) all applicable partnership, corporate or other action necessary for Grantor to execute and deliver this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents has been taken and that the same have been validly executed and delivered and are the valid and binding obligations of Grantor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally.

            (d) An affidavit establishing an exemption from the withholding requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), as amended. In the event Grantor fails to provide such an affidavit, Optionee shall be entitled to withhold from the purchase price and pay to the Internal Revenue Service the sums required to be withheld pursuant to FIRPTA (and the amount so withheld shall be paid by Optionee to the Internal Revenue Service, in order for Optionee to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986 or successor similar legislation, as the same may be amended hereafter).

            (e) Any other documents reasonably necessary to assign, transfer and convey the Interest and effectuate the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Optionee is required to file its partnership documentation.

     2.4 Cessation of Public Offering. If at any time Optionee or its underwriter or underwriters determine in good faith to abandon the IPO (the date of such determination being referred to as the "CESSATION DATE"), Optionee will so advise Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Option Agreement, all Ancillary Agreements, and all Closing Documents (except for obligations arising under Sections 3.5 and 4.2).

     2.5 Further Assurances. Grantor will, from time to time, execute and deliver to Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as Optionee may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by Optionee to effect and evidence the conveyance of the Interest in accordance with the terms of this Option Agreement.

      ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTORS

     As a material inducement to Optionee to enter into this Option Agreement and to consummate the transactions contemplated hereby, Grantor hereby makes to Optionee each of the representations and warranties set forth in this Article III, which representations and warranties are true as of the date hereof. As a condition to Optionee's obligation to complete the purchase of the Interest, such representations and warranties must continue to be true as of the date of the Pre-closing and as of the date of the Final Closing.

     3.1 Title to Interest. Grantor owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, "ENCUMBRANCES"), and has full power and authority to convey free and clear of any Encumbrances, the Interest and, upon delivery of an Assignment by Grantor conveying the Interest and payment for the Interest as herein provided, Optionee (or its designee) will acquire good and valid title thereto, free and clear of any Encumbrance except Encumbrances created in favor of Optionee by the transactions contemplated hereby. The Interest has been validly issued and Grantor has funded (or will fund before the same is past due) all capital contributions and advances to the Property Partnership that are required to be funded or advanced prior to the date hereof and the dates of the Pre-closing and the Final Closing. There are no agreements, instruments or understandings with respect to the Interest except as set forth in the partnership agreement of the Property Partnership. Grantor has no equity interest, either direct or indirect, in the Asset except for the Interest.

     3.2    Authority. Grantor has full right, authority, power and capacity:
(i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Grantor pursuant to this Option Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to transfer, sell and deliver the Interest to Optionee (or its designee) upon exercise by Optionee of the Purchase Option and payment therefor in accordance with this Option Agreement. This Option Agreement and each agreement, document and instrument executed and delivered by or on behalf of Grantor pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Grantor, each enforceable in accordance with its respective terms. The execution, delivery and performance of this Option Agreement and each such agreement, document and instrument by or on behalf of Grantor: (x) does not and will not violate Grantor's partnership agreement or other governing instruments; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to Grantor or require Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Grantor is a party or by which the property of Grantor is bound or affected, or result in the creation of any Encumbrance on any of the property or assets of any partnership in which the Interest of Grantor represents an interest.

     3.3 Litigation. There is no litigation or proceeding, either judicial or administrative, pending or overtly threatened, affecting the Interest or Grantor's ability to consummate the transactions contemplated hereby. Grantor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting the Interest, which in any such case would impair Grantor's ability to enter into and perform all of its obligations under this Option Agreement.

     3.4 No Other Agreements to Sell. Grantor represents that it has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Interest or to not sell Grantor's Interest, or to enter into any agreement with respect to a sale, transfer or encumbrance of, or put or call right with respect to, the Interest.

     3.5 No Brokers. Grantor and each of its constituent partners represent that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Optionee to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     3.6    Investment Representations and Warranties.

            (a) Grantor has had an opportunity to review the "Summary of Certain Provisions of the Operating Partnership Agreement and the Registration Rights Agreement" and the discussion entitled "Tax Matters," each of which was sent to the Grantor by the Company (collectively, including all supplements thereto, if any, the "PARTNERSHIP SUMMARY"), and the Private Placement Memorandum of the Optionee dated April 3, 1997 (including all supplements thereto, if any, the "PRIVATE PLACEMENT MEMORANDUM") and understands the risks of, and other considerations relating to, the purchase of the Units. Grantor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Units, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in Optionee and of making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment. Grantor has reviewed the definition of "accredited investor" under Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and represents that (i) it is an "accredited investor," and (ii) it recognizes that the Optionee is relying on such representation in entering into this Agreement and issuing Units to the Grantor.

            (b) Grantor understands that an investment in the Optionee involves substantial risks. Grantor has been given the opportunity to make a thorough investigation of the proposed activities of Optionee and has been furnished with materials relating to the Optionee and its proposed activities, including, without limitation, the Private Placement Memorandum and the Partnership Summary. Grantor has been afforded the opportunity to obtain any additional information deemed necessary by Grantor to verify the accuracy of any representations made or information conveyed to the Grantor. Grantor confirms that all documents, records, and books pertaining to its investment in the Partnership and requested by Grantor have been made available or delivered to Grantor. Grantor has had an opportunity to ask questions of and receive answers from Optionee, or from a person or persons acting on Optionee's behalf, concerning the terms and conditions of this investment. GRANTOR HAS RELIED UPON, AND IS MAKING ITS INVESTMENT DECISION SOLELY UPON, THE PRIVATE PLACEMENT MEMORANDUM AND THE PARTNERSHIP SUMMARY.

            (c) The Units to be issued to Grantor if Optionee acquires the Interest will be acquired by Grantor for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Grantor's right (subject to the terms of the Units) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. Grantor was not formed for the specific purpose of acquiring an interest in Optionee. Grantor will retain the Units that may be acquired by it hereunder for at least two years before distributing such Units to its partners or otherwise disposing of such Units, unless Optionee in its sole discretion agrees to permit such distribution, transfer or disposition.

            (d) Grantor acknowledges that (i) the Units to be issued to Grantor if Optionee acquires Grantor's Interest have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the Company's and Optionee's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Grantor contained herein,
(iii) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Units, and
(v) Optionee has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Grantor hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder, which will be set forth in the partnership agreement of Optionee, the Grantor may have to bear the economic risk of the investment commitment evidenced by this Option Agreement and any Units purchased hereby for an indefinite period of time, although under the terms of the partnership agreement of Optionee, as it will be in effect at the time of the initial public offering of the Company's Common Stock, Units will be redeemable at the request of the holder thereof at any time after a period not exceeding fourteen months after their issuance for cash or (at the option of the Company) for shares of the Company's Common Stock.

     3.7 Covenant to Remedy Breaches. Grantor covenants to use all reasonable efforts within its control (i) to prevent the breach of any representation or warranty of it hereunder, (ii) to satisfy all covenants of Grantor hereunder and
(iii) to promptly cure any breach of a representation, warranty or covenant of Grantor hereunder upon its learning of same.

       ARTICLE IV: REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE

     As a material inducement to Grantor to enter into this Option Agreement and to consummate the transactions contemplated hereby, Optionee hereby makes to Grantor each of the representations and warranties set forth in this Article IV, which representations and warranties shall be true as of the date hereof, as of the date of the Pre-closing and as of the date of consummation of the Final Closing.

     4.1    Authority.  Optionee has full right, authority, power and capacity:
(i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to issue Units to Grantor as provided herein. This Option Agreement and each agreement, document and instrument executed and delivered by Optionee pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Optionee, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Option Agreement and each such agreement, document and instrument by Optionee: (x) does not and will not violate the partnership agreement of Optionee; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to Optionee or require Optionee to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Optionee is a party or by which the property of Optionee is bound or affected.

     4.2 No Brokers. Optionee represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Grantor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                         ARTICLE V:  POWER OF ATTORNEY

     5.1 Grant of Power of Attorney. Grantor hereby irrevocably appoints Mortimer B. Zuckerman and Edward H. Linde, and each of them individually and any successor thereof from time to time (such persons or any such successor of any of them acting in his, her or its capacity as Attorney-in-Fact pursuant to this
Article V, the "ATTORNEY-IN-FACT") as the true and lawful Attorney-in-Fact and agent of Grantor, with the power to act in the name, place and stead of Grantor:

            (a) To take for Grantor all steps deemed necessary or advisable, if any, by Optionee in connection with the registration of the Company's Common Stock under the Securities Act, including without limitation (i) filing a registration statement and amendments thereto (the "REGISTRATION STATEMENT") under the Securities Act that describes the benefits to be received by Grantor in connection with the formation of the Operating Partnership and the offering of the Company's Common Stock, (ii) distributing a preliminary prospectus and prospectus regarding the offering of the Company's Common Stock that contain such information as is deemed necessary or desirable to lawfully effect the initial public offering of such shares, and (iii) to take such other steps as the Attorney-in-Fact may deem necessary or advisable.

            (b) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of Closing Documents, Ancillary Agreements, the partnership agreement, as then in effect, of Optionee, any other documents relating to the acquisition by Optionee of the Interest, and any consents and waivers given or contemplated by or in furtherance of Section 6.10 hereof) and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents as fully as could Grantor if personally present and acting.

            (d) To make, acknowledge, verify and file on behalf of Grantor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption from registration of the Units and the qualification of the Company's Common Stock under the securities or Blue Sky laws of the jurisdictions in which the Units and the Company's Common Stock are to be offered.

     The Power of Attorney granted by Grantor pursuant to this Article V and all authority conferred by this Article V is granted and conferred subject to and in consideration of the interests of the Optionee and the Company and is for the purpose of completing the transactions contemplated by this Option Agreement. The Power of Attorney of Grantor granted by this Article V and all authority conferred by this Article V is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Grantor or by operation of law, whether by the death, disability, incapacity or liquidation of Grantor or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which Grantor is acting as a fiduciary or fiduciaries), and if, after the execution hereof, Grantor is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Option Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation or other event or events had not occurred and regardless of notice thereof. Grantor acknowledges that the Attorneys-in-Fact named in the first paragraph of this Section 5.1 have, and any successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Option Agreement. Grantor agrees that, at the request of Optionee, it will promptly execute a separate Power of Attorney on the same terms set forth in this Article V, such execution to be witnessed and notarized if so requested by an Attorney-in-Fact.

     5.2 Limitation on Liability. It is understood that each Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by Grantor hereby. Each Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the formation of the Operating Partnership, the acquisitions of the Interest by Optionee, the Registration Statement, the prospectus or any preliminary prospectus relating to the offer and sale of Common Stock in the IPO, nor for any aspect of the offering of the Common Stock, and he shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for his own gross negligence or willful misconduct. Grantor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by Grantor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or willful misconduct of the Attorney-in-Fact. Grantor agrees that an Attorney-in-Fact may consult with counsel of his own choice (who may be counsel for Optionee or the Company) and he shall have full and complete authorization and protection for any action taken or suffered by him hereunder in good faith and in accordance with the advice of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Grantor hereunder, release, amend or modify any other Power of Attorney granted by any other person under any related agreement.

     5.3 Ratification; Third Party Reliance. Grantor does hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto him by Grantor under this
Article V, and Grantor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

                          ARTICLE VI:  MISCELLANEOUS

     6.1 Amendment. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

     6.2 Entire Agreement; Counterparts; Applicable Law. This Option Agreement and all Ancillary Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof. This Agreement shall be enforceable as between Grantor and the Optionee upon the execution by both of signature pages hereto.

     6.3 Assignability. This Option Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Option Agreement may not be assigned by Grantor without the prior written consent of the Optionee, and any attempted assignment without such consent shall be void and of no effect; and provided, further, that Optionee may assign this Option Agreement, the Closing Documents and the

Ancillary Agreements and any agreement contemplated hereunder or thereunder, in whole or in part, or the right to acquire from Grantor all or any part of the Interest after exercise of the Purchase Option, to the Company or to an affiliate of Optionee or the Company without the consent of Grantor.

     6.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Option Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Option Agreement.

     6.5 Third Party Beneficiary. No provision of this Option Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 5.2, 5.3 and 6.10 of this Option Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

     6.6 Severability. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Optionee to effect such replacement.

     6.7 Equitable Remedies. The parties hereto agree that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Option Agreement were not performed by Grantor in accordance with their specific terms or were otherwise breached by Grantor. It is accordingly agreed that Optionee shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement by Grantor and to enforce specifically the terms and provisions hereof in any federal or state court located in Boston, Massachusetts (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which Optionee is entitled at law or in equity.

     6.8    Disputes

            (a) The parties agree that (subject to Section 6.8(b)) any and all disputes, claims or controversies arising out of or relating to this agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before J.A.M.S./ENDISPUTE, or its successor, in its Boston, Massachusetts office and pursuant to the United States Arbitration Act and the provisions of J.A.M.S./ENDISPUTE's

Streamlined Arbitration Rules and Procedures in effect at the time. The parties will cooperate with J.A.M.S./ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S./ENDISPUTE's panel of neutrals and in scheduling the arbitration proceedings. The provisions of this Section may be enforced by any court of competent jurisdiction.

     In the event of any dispute relating to the Interest, the consideration paid therefor or the actions taken in connection with the Formation Transactions (as defined in the Private Placement Memorandum), the arbitrator shall be instructed to value such Interest by (i) using the appraised value of the Asset and (ii) determining the Grantor's allocable share, in accordance with the applicable partnership agreement or partnership agreements, of the net proceeds of a sale of the Asset for a price equal to such appraised value (after deducting (x) the arbitrator's estimate of the costs of such a sale, and (y) the aggregate amount of indebtedness at the time of the IPO of the Property Partnership or that otherwise was secured by the Asset). The arbitrator shall be instructed that the appraised value of the Asset shall be determined (I) as of the date of the IPO (even though the appraisal may be conducted some time thereafter) and (II) by a qualified appraiser, chosen by the arbitrator, who shall use customary and traditional methods for valuing properties of the same type as the Asset.

     By executing this agreement each party is agreeing (subject to Section 6.8(b)) to have all disputes, claims or controversies arising out of or relating to this agreement decided by neutral arbitration, and is giving up any rights it might possess to have those matters litigated in a court or jury trial. By executing this agreement each party is giving up its judicial rights to discovery and appeal except to the extent that they are specifically provided for under this agreement.

            (b) Notwithstanding Section 6.8(a), the Operating Partnership may seek an injunction or injunctions or specific performance, in a court of competent jurisdiction, to the extent permitted by Section 6.7.

     6.9 Notices; Exercise of Grantor's Purchase Option. Any notice or demand that must or may be given under this Option Agreement (including an Option Exercise Notice) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied (a) in the case of a notice to the Optionee at the following address and telecopy number:

                     Boston Properties Limited Partnership
                     8 Arlington Street
                     Boston, Massachusetts 02116
                     Telephone:   (617) 859-2600
                     Telecopy:    (617) 536-4233
                         Attn: William J. Wedge, Esq.

and (b) in the case of a notice to Grantor, at the address and telecopy number set forth on the signature page attached hereto.

     6.10   Waiver of Rights; Consents with Respect to Partnership Interest.

     Grantor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the partnership agreement of the Property Partnership (the "PROPERTY PARTNERSHIP AGREEMENT") or another agreement among one or more persons with a direct or indirect interest in the Interest. With respect to the Property Partnership Agreement and other agreements, Grantor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers (as each such capitalized term is hereinafter defined) necessary or desirable to facilitate the transfer of the Interest to Optionee pursuant to the terms hereof.

     As used herein, the term "CONSENTS" means any consent necessary or desirable under the Property Partnership Agreement or any other agreement among all or any of the holders of direct or indirect interests therein or any other agreement relating thereto or referred to therein (i) to permit the transfer of the Interest as contemplated or to amend the Property Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with the transfer of the Interest as contemplated (such amendments to include, without limitation, the deletion or modification of provisions which cause a default under such agreement if the Interest were transferred as contemplated herein), (ii) to admit Optionee (or its designees) as a substitute limited partner or general partner of the Property Partnership upon Optionee's acquisition of the Interest, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to continue the Property Partnership following the transfer of interests therein to Optionee and (iv) to cause an amendment to the Property Partnership Agreement that provides that any disputes arising thereunder, or any disputes arising among the partners of such partnership with respect to the Formation Transactions, shall be resolved by arbitration in accordance with the procedures and principles set forth in
Section 6.8 hereof (and to cause any conflicting provision of such partnership agreement to be repealed). As used herein, the term "WAIVERS" means the waiving of any and all rights that Grantor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to Grantor or any other person upon the transfer of the Interest, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such partnership or to sell Grantor's or other person's direct or indirect interest therein to another partner, rights to sell Grantor's or any other person's direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair the transfer of the Interest as contemplated herein or to cause a termination or dissolution of a partnership because of the transfer of the Interest as contemplated herein. Grantor further covenants that it will take no action to enjoin, or seek damages resulting from the transfer of the Interest as contemplated herein.

     6.11 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Eastern Time.

     6.12 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of Grantor set forth in this Option Agreement shall survive the consummation of the transactions contemplated hereby. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude such party for seeking redress for any breach of this agreement.

     6.13 Time of the Essence. Time is of the essence with respect to all obligations of Grantor under this Option Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, or caused this Option Agreement to be duly executed on its behalf, as of the date first above written.


OPTIONEE:                           BOSTON PROPERTIES LIMITED PARTNERSHIP

                                    By: Boston Properties, Inc.,
                                        as general partner

                                    By: /s/ Edward H. Linde
                                        _________________________________
                                        Name:
                                        Title:

GRANTOR:                            SQUARE 36 PROPERTIES LIMITED
                                         PARTNERSHIP

                                    By: BOSTON SQUARE 36 OFFICE
                                         ASSOCIATES LIMITED PARTNERSHIP

                                    By: Elandzee News
                                         General Associates,
                                           as general partner

                                    By: /s/ Edward H. Linde
                                        _________________________________
                                        Name:
                                        General Partner
                                          and authorized representative
                                        Telecopy Number:
                                        Address:



             BY THE GRANTOR'S EXECUTION OF THIS OPTION AGREEMENT,
         THE GRANTOR GRANTS A POWER OF ATTORNEY TO CERTAIN INDIVIDUALS
          PURSUANT TO ARTICLES V HEREOF AND AGREES TO THE ARBITRATION
           OF ANY DISPUTE ARISING HEREUNDER PURSUANT TO SECTION 6.8.

                                    JOINDER

     Each of the undersigned is a constituent partner of the Grantor and desires to join this agreement solely for the purpose of (i) indicating his or its consent to the transfer of the Interest as contemplated herein, (ii) confirming, to our knowledge, the representations of Grantor set forth in Article III and, in addition, hereby making for the benefit of Optionee (I) the representations set forth in Section 3.6(a) and (b) (as if references to "Grantor" therein were references to such constituent partner) and (II) the agreement set forth in
Section 6.10 (as if references to "Grantor" therein were references to such constituent partner and references to the "Property Partnership Agreement" therein were references to the partnership agreement of Grantor). 2300 N Street Associates further represents that each of its partners is an "accredited investor" under Regulation D of the Securities Act.



                                    /s/ Mortimer B. Zuckerman
                                    ____________________________________________
                                    Mortimer B. Zuckerman, as the holder of a
                                    25.2525% limited partnership interest
                                    in the Grantor

                                    BOSTON SQUARE 36 OFFICE
                                    ASSOCIATELIMITEDED PARTNERSHIP, as the
                                    holder of a 24.2425% general partnership interest in the Grantor

                                    By:  Elandzee News General Associates, as
                                         general partner

                                    By:  /s/ Mortimer B. Zuckerman
                                         _______________________________________
                                         Name:
                                         General Partner
                                         and authorized representative
                                         Telecopy Number:
                                         Address:

                                    2300 N STREET ASSOCIATES, as the holder
                                    of a 50.505% limited partnership
                                    interest in the Grantor

                                    By:  /s/ Gerald Charnoff
                                         _______________________________________
                                         Name: Gerald Charnoff,
                                         General Partner
                                         and authorized representative
                                         Telecopy Number:
                                         Address: